EXHIBIT 4(b)



                              UNIVERSAL CORPORATION

                       6-1/2% Notes Due February 15, 2006

                              Officers' Certificate



         Pursuant to the Indenture dated as of February 1, 1991 (the "Indenture"), between Universal Corporation (the "Company") and Chemical Bank, as Trustee (the "Trustee"), resolutions adopted by the Company's Board of Directors on December 7, 1995, and the Finance Committee of the Board of
Directors (the "Finance Committee") on February 14, 1996, this Officers' Certificate is being delivered to the Trustee to establish the terms of a series of Securities in accordance with Section 301 of the Indenture, to establish the forms of the Notes of such series in accordance with Section 201 of the Indenture, and to provide to the Trustee the certification required by Section 102 of the Indenture in connection with the authentication of the $100,000,000 aggregate principal amount of the Company's 6-1/2% Notes Due February 15, 2006 (the "Notes").

         Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

         All conditions precedent provided for in the Indenture relating to the establishment of a series of Notes and to the authentication and delivery of the Notes have been complied with. The Company is authorized to issue up to $100,000,000 aggregate principal amount of the Notes.

         A.       Establishment of Series pursuant to Section 301 of Indenture.

         There is hereby established pursuant to Section 301 of the Indenture a series of Notes which shall have the following terms:

                  (1) The Notes of such series shall bear the title "6-1/2% Notes Due February 15, 2006".

                  (2) The Notes of such series shall be limited to $100,000,000 in aggregate principal amount.



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                  (3) The Notes shall be issued as  Registered  Securities  only and as Book-Entry Securities. The Depository Trust Company shall be the U.S Depository with respect to the Notes. The Notes shall be exchangeable as provided in the Indenture and in the form of the Note attached hereto as Exhibit A.

                  (4) Interest shall be payable to the person in whose name a Note (or any predecessor Note) is registered at the close of business on the Regular Record Date (as defined below) next preceding the applicable Interest Payment Date (as defined below); provided, however, that interest payable at Maturity will be payable to the Person to whom principal shall be payable.

                  (5) The principal of the Notes shall be payable on February 15, 2006.

                  (6) The Notes shall bear interest (computed on the basis of a 360-day year of twelve 30-day months) from February 20, 1996 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 6.50% per annum, until the principal thereof is paid or duly made available for payment. Interest shall be payable in arrears semi-annually on February 15 and August 15 of each year, commencing August 15, 1996 (each such date, an "Interest Payment Date"), to the person in whose name a Note (or any predecessor Note) is registered at the close of business on the applicable preceding February 1 or August 1 (each such date, a "Regular Record Date");
provided, however, that interest payable at Maturity shall be payable to the person to whom principal shall be payable.

                  (7) Principal of and interest on the Notes will be payable at the office of the Paying Agent, in the Borough of Manhattan, The City of New York, provided that payments of interest, other than interest at Maturity, may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears on the registry books of the Company at the close of business on the Regular Record Date corresponding to the relevant Interest Payment Date. Upon the terms, conditions and circumstances provided in the Indenture and in the form of Note attached hereto as Exhibit A, the transfer of the Notes will be registrable and Notes will be exchangeable for Notes of any authorized denominations and of a like tenor at the corporate trust office of a security registrar selected by the Company, initially Chemical Bank (the "Security Registrar"), in the Borough of Manhattan, The City of New York.

                  (8)  The Notes are not redeemable prior to Maturity.

                  (9) The Notes are not subject to redemption or purchase pursuant to any sinking fund or analogous provisions.

                  (10) The denomination of the Notes of such series shall be $1,000 and any integral multiple of $1,000 in excess thereof.


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                  (11) Payments of principal of and interest on the Notes shall be made in United States dollars.

                  (12) The principal of and interest on the Notes shall not be payable in any currency other than United States dollars.

                  (13) The amount of payments of principal of or interest on the Notes shall not be determined with reference to an index.

                  (14) The portion of the principal amount of the Notes which shall be payable upon declaration of acceleration of the Maturity thereof shall be the principal amount thereof.

                  (15) There is no limitation on the application of Sections 1402 and 1403 of the Indenture to the Notes.

                  (16) Section 311 of the Indenture shall not apply to the Notes.

         B.       Establishment of Note Forms pursuant to Section 201 of
Indenture.

         It is hereby established, pursuant to Section 201 of the Indenture, that the Notes shall be substantially in the form of the permanent global security attached as Exhibit A hereto.

         C.       Other Matters.

         Attached as Exhibit B hereto are true and correct copies, certified by the Secretary or an Assistant Secretary of the Company, of resolutions duly adopted by the Board of Directors of the Company at a meeting duly called and held on December 7, 1995 at which a quorum was present and acting throughout and resolutions duly adopted by the Finance Committee at a meeting duly called, convened and held on February 14, 1996 at which a quorum was present and acting throughout; such resolutions have not been amended, modified, revoked or rescinded and remain in full force and effect; and such resolutions are the only resolutions and authorizations adopted by the Company's Board of Directors or any committee thereof relating to the offering and sale of the Notes.

                                      * * *

         Each of the undersigned has read the sections of the Indenture setting forth the conditions precedent to the authentication of the Notes and the definitions related thereto contained therein. Each of the undersigned has examined the resolutions adopted by the Board of Directors of the Company and the Finance Committee of the Board of Directors relating to the authorization, issuance, authentication and delivery

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of the Notes and has conducted such  additional  examinations  as each considers necessary. In the opinion of each of the undersigned, he or she has made such examination or investigation as is necessary for him or her to express an informed opinion as to whether or not the conditions precedent to the establishment and authentication of a series of Notes contained in the Indenture have been complied with. In the opinion of each of the undersigned, all such conditions have been complied with.

Dated: February 20, 1996

                                       UNIVERSAL CORPORATION



                                       By: /s/ Hartwell H. Roper
                                       Title: Vice President and Chief
                                                 Financial Officer


                                       By: /s/ James M. White, III
                                       Title:    Secretary and General Counsel




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